FORM OF PROMISSORY NOTE

SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED

PROMISSORY NOTE

NO. ___                      $____________               ______, 2007

FOR VALUE RECEIVED, the undersigned, Shouguang City Haoyuan Chemical Company Limited, a company of limited liabilities incorporated and validly existing under the laws of China (the "Maker"), hereby promises to pay to the order of Wenbo Yu (the "Payee"), the principal amount of _________________, all in accordance with the provisions of this Promissory Note.

1. Payment of Principal. The full amount of the principal shall be due and payable on or before__________________ (the "Maturity Date").

2. No Interest. Under no circumstances shall interest accrue or be charged on the unpaid principal balance of this Promissory Note.

3. Method of Payment. Payments hereunder shall be in lawful money of the United States and shall be made to Payee at the following address or at such other place as Payee may designate to Maker in writing: c/o
____________________________________________________.

4. Unconditional Payment Obligation. No provision of this Promissory Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of this security deposit at the time and place and in the currency herein prescribed.

5. Governing Law. This promissory note shall be construed in accordance with the laws of the State of New York, without regard to its conflicts of laws rules.

6. Notices. All notices, requests, demands and other communications with respect to this security deposit shall be given in person or forwarded by mail, postage prepaid, registered or certified mail, with return receipt requested, addressed to the party's address. Any notice, request, demand or communication shall be deemed validly given and received upon delivery if given in person, and on the 5th business day after deposit in the mail if given by mail as provided for in the preceding sentence.

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IN WITNESS WHEREOF, the Maker has executed and delivered this Promissory Note effective as of , 2007.

                                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED

                                 By:
                                     -------------------------------------------
                                     Ming Yang
                                     Chief Executive Officer